Exhibit 99.1

MINDBODY Enters into Definitive Agreement to be Acquired

by Vista Equity Partners for $1.9 Billion

Vista Equity Partners to acquire all outstanding MINDBODY common stock for $36.50 per share

SAN LUIS OBISPO, Calif., Dec. 24, 2018 (GLOBE NEWSWIRE) — MINDBODY, Inc. (NASDAQ: MB) today announced that it has entered into a definitive agreement to be acquired by Vista Equity Partners (“Vista”), a leading investment firm focused on software, data and technology-enabled businesses.

Under the terms of the agreement, Vista will acquire all outstanding shares of MINDBODY common stock for a total value of approximately $1.9 billion. MINDBODY shareholders will receive $36.50 in cash per share, representing a 68% premium to the unaffected closing price as of December 21, 2018.

“MINDBODY’s purpose is to help people lead healthier, happier lives by connecting the world to fitness, beauty and wellness,” said Rick Stollmeyer, Co-Founder and CEO of MINDBODY. “We are thrilled to provide immediate liquidity to our shareholders at a significant premium to market prices and to leverage Vista’s resources and deep expertise to accelerate our growth while achieving that purpose more effectively than ever before.”

“MINDBODY’s position as the leading technology platform for the fitness, beauty and wellness industries makes it an ideal addition to the Vista family of companies,” said Brian Sheth, Co-Founder and President of Vista. “We look forward to partnering with Rick and the entire MINDBODY team to deliver innovation to customers that will help grow their businesses and to consumers who depend on MINDBODY to strengthen their health and well-being.”

MINDBODY’s Board of Directors unanimously approved the deal and recommended that stockholders vote their shares in favor of the transaction. Closing of the transaction is subject to customary closing conditions, including the approval of MINDBODY stockholders and antitrust approval in the United States. The transaction is expected to close in the first quarter of 2019 and is not subject to a financing condition.

The definitive agreement for the transaction includes a 30 day “go-shop” period, which permits MINDBODY’s Board of Directors and financial advisors to actively initiate, solicit, encourage and potentially enter negotiations with other parties that make alternative acquisition proposals. MINDBODY will have the right to terminate the merger agreement to enter into a superior proposal subject to the terms and conditions of the merger agreement. There can be no assurance that this 30 day “go-shop” will result in a superior proposal, and MINDBODY does not intend to disclose developments with respect to the solicitation process unless and until the Board of Directors makes a determination requiring further disclosure.

Qatalyst Partners is serving as the exclusive financial advisor to MINDBODY, and Cooley LLP is serving as legal advisor to MINDBODY. Vista’s legal advisor is Kirkland & Ellis LLP.

About MINDBODY

MINDBODY, Inc. (NASDAQ: MB) is the leading technology platform for the fitness, beauty and wellness services industries. Local entrepreneurs worldwide use MINDBODY’s integrated software and payments platform to run, market and grow their businesses. Consumers use MINDBODY to more easily find, engage and transact with fitness, wellness and beauty providers in their local communities. For more information on how MINDBODY is helping people lead healthier, happier lives by connecting the world to fitness, beauty and wellness, visit mindbodyonline.com.

© 2018 MINDBODY, Inc. All rights reserved. MINDBODY, FitMetrix, Frederick, the Enso logo, the Booker logo and Connecting the World to Wellness are trademarks or registered trademarks of MINDBODY Inc. in the United States and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated.

About Vista Equity Partners

Vista Equity Partners is a U.S.-based investment firm with offices in Austin, Chicago, New York City, Oakland, and San Francisco with more than $44 billion in cumulative capital commitments. Vista exclusively invests in software, data, and technology-enabled organizations led by world-class management teams. As a value-added investor with a long-term perspective, Vista contributes professional expertise and multi-level support towards companies to realize their full potential. Vista’s investment approach is anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions, and proven management techniques that yield flexibility and opportunity. For more information, please visit www.vistaequitypartners.com.

Additional Information and Where to Find It

In connection with the proposed transaction, MINDBODY expects to file with the Securities and Exchange Commission (“SEC”) and furnish to its stockholders a proxy statement in connection with the proposed merger with Torreys Merger Sub, Inc., pursuant to which MINDBODY would be acquired by entities affiliated with Vista Equity Partners (the “Merger”), as well as other relevant documents concerning the proposed transaction. Promptly after filing its definitive proxy statement with the SEC, MINDBODY will mail the definitive proxy statement and a proxy card to each stockholder of MINDBODY entitled to vote at the special meeting relating to the proposed transaction. The proxy statement will contain important information about the proposed Merger and related matters. STOCKHOLDERS AND SECURITY HOLDERS OF MINDBODY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT MINDBODY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MINDBODY AND THE TRANSACTION. This communication is not a substitute for the proxy statement or for any other document that MINDBODY may file with the SEC and send to its stockholders in connection with the proposed transaction. The proposed transaction will be submitted to MINDBODY’s stockholders for their consideration. Before making any voting decision, stockholders of MINDBODY are urged to read the proxy statement regarding the transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction.

Stockholders of MINDBODY will be able to obtain a free copy of the proxy statement, as well as other filings containing information about MINDBODY and the proposed transaction, without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement, when available, and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by contacting MINDBODY’s Investor Relations at (888) 782-7155, by email at IR@mindbodyonline.com, or by going to MINDBODY’s Investor Relations page on its website at investors.mindbodyonline.com and clicking on the link titled “Financials & Filings” to access MINDBODY’s “SEC Filings.”

Participants in the Solicitation

MINDBODY and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the interests of MINDBODY’s directors and executive officers will be included in its definitive proxy statement to be filed with the SEC in connection with the proposed Merger, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in connection with the proposed transaction. Free copies of this document may be obtained as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This communication, and any documents to which MINDBODY refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent MINDBODY’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans and other information relating to the proposed transaction, strategies and objectives of MINDBODY for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect MINDBODY’s business and the price of the common stock of MINDBODY, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of MINDBODY and the receipt of certain regulatory approvals, (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on MINDBODY’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from MINDBODY’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against MINDBODY related to the merger agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction, and (ix) other risks described in MINDBODY’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, MINDBODY does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Investor Relations:

Nicole Gunderson

IR@mindbodyonline.com

888-782-7155

Media:

Jennifer Saxon

jennifer.saxon@mindbodyonline.com

805-419-2839

For Vista:

Alan Fleischmann

vista@laurelstrategies.com